Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report, dated March 18, 2005, relating to the consolidated financial statements of Mackinac Financial Corporation and its subsidiaries, which appears in the 2004 Stockholder Report and is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PLANTE & MORAN, PLLC

Grand Rapids, Michigan
May 2, 2005